Exhibit 99.1

Clipper Realty Inc. Announces Third Quarter 2026 Results

NEW YORK, November 4, 2026 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended September 30, 2026.

Highlights for the Three Months Ended September 30, 2026

●	Results reflect strong leasing rates and occupancy at our residential properties and the termination of the New York City (“NYC”) lease at the 250 Livingston Street office property in August 2025.
●

Record quarterly revenues of $40.5 million for the third quarter of 2026 vs $37.7 million for the third quarter of 2025. Residential revenues were $34.0 million for the third quarter of 2026 vs.$29.8 million for the third quarter of 2025, an increase of $4.2 million primarily due to strong residential leasing. Commercial revenues were $6.5 million for the third quarter of 2026 vs $7.9 million for the third quarter of 2025, a decrease of $1.4 million primarily due to the NYC lease termination in August 2025 net of new commercial leases.

●	Quarterly income from operations of $9.9 million for the third quarter of 2026 vs $8.9 million for the third quarter of 2025.
●	Quarterly net operating income (“NOI”)[1] of $22.3 million for the third quarter of 2026 vs $20.8 million for the third quarter of 2025.
●	Quarterly net loss of $5.9 million for the third quarter of 2026 vs a net loss of $4.6 million for the third quarter of 2025.
●	Adjusted funds from operations (“AFFO”)[1] of $4.1 million for the third quarter of 2026 vs $5.6 million for the third quarter of 2025.
●	Declared a dividend of $0.095 per share for the third quarter of 2026

David Bistricer, Co-Chairman, and Chief Executive Officer, commented,

“For the quarter, the main highlights are continued strong residential leasing and significant progress made towards resolving lender issues at our 250 Livingston Street office property. The residential properties continued to have high occupancy and strong renter demand. New free market leases exceeded previous rents by 9% and renewals by over 5% and our major residential properties are leased at very high levels. Furthermore, our new Prospect House property at 953 Dean Street in Brooklyn, NY is fully operational after going in service last year.

Financial Results for the Three Months Ended September 30, 2026

Our results reflect the strength of residential leasing and progress towards resolving previously disclosed lender issues at our 250 Livingston Street office property.

At the 250 Livingston Street office property, the principal tenant, NYC, terminated its lease in August 2025 with the principal remaining revenue source coming from 36 residential units. After the NYC lease termination, we notified the property’s lender and special loan servicer that we did not plan to continue supporting the property’s ongoing operating and debt service shortfall and ceased making payments for interest and property tax escrows (including default interest of 5%). Since then, the lender has reimbursed or paid substantially all expenses of the property. In April 2026, the court entered an order granting the lender's demand to appoint a temporary receiver. Effective as of June 4, 2026, the lender and the Company entered into a Consent and Cooperation Agreement (the “Agreement”) to sell the loan during a marketing period. At the end of such marketing period, the lender has the right to foreclose on the 250 Livingston Street property, including taking the deed to the property in lieu of foreclosure. As of November 4, 2026, the lender has not taken any such actions.

1 NOI and AFFO are non-GAAP financial measures. For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release.

Revenues. For the third quarter of 2026, revenues were $40.5 million as compared to revenues of $37.7 million during the third quarter of 2025, an increase of $2.8 million. Revenues increased by $4.2 million or 14.1% at our residential properties due to strong residential rental rates and occupancy at our properties and a full quarter of Dean Street property that was placed into service in August 2025. Commercial revenue decreased by $1.4 million due to the loss of revenue from the termination of the NYC lease in August 2025 of $2.2 million, partially offset by some new commercial leases at Tribeca House and higher real estate tax reimbursement at 141 Livingston of $0.8 million.

Net Loss. For the third quarter of 2026, net loss was $5.9 million ($0.18 per share) compared to net loss of $4.6 million ($0.14 per share) for the third quarter of 2025, an increase of $1.3 million. $4.1 million of the net loss for the third quarter of 2026 was due to the termination of the NYC lease at the 250 Livingston Street office property effective mid-August 2025, substantially all of which is non-cash, whereby the lender funded all expenses and collected all the residual residential rents since termination of the NYC lease. This increased loss was partially offset by $2.5 million lower loss due to strong residential leasing, full stabilization of the Dean Street property and some new commercial leases at Tribeca House, all net of annual increases in real estate taxes and insurance and some legal expenses and $0.2 million additional loss on sale of the 10 West 65th St property in the third quarter of 2025.

AFFO. For the third quarter of 2026, AFFO was $4.1 million, or $0.10 per share, compared to $5.6 million, or $0.13 per share, for the third quarter of 2025, a decrease of $1.5 million. Of the decrease, $4.0 million was due to the termination of the NYC lease at the 250 Livingston Street office property, substantially all of which is non-cash in 2026 as described above; partially offset by $2.5 million of greater AFFO due to strong residential leasing and some new leases at Tribeca House, all net of annual increases in real estate taxes and insurance and some legal expenses at the remaining residential properties and 141 Livingston Street office property.

Balance Sheet

On September 30, 2026, notes payable (excluding unamortized loan costs) were $1,286.9 million, compared to $1,286.2 million at December 31, 2025.

At September 30, 2026, cash and cash equivalents were $30.6 million compared to $30.8 million at December 31, 2025, and restricted cash was $23.1 million at September 30, 2026, compared to $27.3 million at December 31, 2025. The level cash and cash equivalents position at September 30, 2026, and December 31, 2025, reflects strong operating cash flow from our residential properties used to fund capital spending and the quarterly equity distribution.

Dividend

The Company today announced a third quarter dividend of $0.095 per share, the same amount as last quarter, to shareholders of record on November 16, 2026, payable November 25, 2026.

Conference Call and Supplemental Material

The Company will host a conference call on November 4, 2026, at 5:00 PM Eastern Time to discuss the third quarter 2026 results and provide a business update. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 614133. A replay of the call will be available from November 4, 2026, following the call, through November 18, 2026, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 614133. Supplemental data to this press release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (the “SEC”) are filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty Inc.

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates, and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties), most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2025, and other reports filed from time to time with the SEC.

Contact Information:

Lawrence Kreider

Chief Financial Officer

(718) 438-2804 x2231

larry@clipperrealty.com

Clipper Realty Inc.

 Consolidated Balance Sheets

 (In thousands, except for share and per share data)

	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Investment in real estate
Land and improvements	$559,419	$559,419
Building and improvements	843,892	836,437
Tenant improvements	6,475	6,386
Furniture, fixtures and equipment	14,185	13,684
Total investment in real estate	1,423,971	1,415,926
Accumulated depreciation	(290,989)	(266,976)
Investment in real estate, net	1,132,982	1,148,950

Cash and cash equivalents	30,632	30,815
Restricted cash	23,073	27,339
Tenant and other receivables, net of allowance for doubtful accounts of $300 and $317, respectively	7,815	8,676
Deferred rent	2,741	2,067
Deferred costs and intangible assets, net	5,010	5,326
Prepaid expenses and other assets	14,387	11,146
TOTAL ASSETS	$1,216,640	$1,234,319

LIABILITIES AND EQUITY (DEFICIT)
Liabilities:
Notes payable, net of unamortized loan costs of $6,310 and $8,712, respectively	$1,280,632	$1,277,521
Accounts payable and accrued liabilities	28,828	18,092
Security deposits	9,769	9,519
Other liabilities	12,321	9,941
TOTAL LIABILITIES	1,331,550	1,315,073

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 16,157,566 shares issued and outstanding	160	160
Additional paid-in-capital	91,146	90,677
Accumulated deficit	(135,018)	(121,543)
Total stockholders' equity	(43,712)	(30,706)
Non-controlling interests	(71,198)	(50,048)
TOTAL EQUITY (DEFICIT)	(114,910)	(80,754)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$1,216,640	$1,234,319

Clipper Realty Inc.

 Consolidated Statements of Operations

 (In thousands, except per share data)

 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

REVENUES
Residential rental income	$33,964	$29,773	$98,090	$88,017
Commercial rental income	6,520	7,925	19,084	28,115
TOTAL REVENUES	40,484	37,698	117,174	116,132

OPERATING EXPENSES
Property operating expenses	9,665	9,215	29,267	28,887
Real estate taxes and insurance	8,400	7,894	23,526	23,039
General and administrative	4,376	3,697	12,736	11,341
Transaction pursuit costs	-	10	-	-
Depreciation and amortization	8,112	7,997	24,114	22,947
Impairment of Long-Lived Assets	-	-	-	33,780
TOTAL OPERATING EXPENSES	30,553	28,813	89,643	119,994

Litigation settlement and other	(50)	-	(3,859)	(26)

INCOME FROM OPERATIONS	9,881	8,885	23,672	(3,888)

Loss on disposal of long-lived assets	-	(172)	-	(857)
Interest expense, net	(15,793)	(13,320)	(46,993)	(36,321)

Net loss	(5,912)	(4,607)	(23,321)	(41,066)

Net loss attributable to non-controlling interests	3,663	2,856	14,451	25,451
Net loss attributable to common stockholders	$(2,249)	$(1,751)	$(8,870)	$(15,615)

Basic and diluted net loss per share	$(0.18)	$(0.14)	$(0.67)	$(1.07)

Weighted average common shares / OP units
Common shares outstanding	16,158	16,147	16,154	16,147
OP units outstanding	26,317	26,317	26,317	26,317
Diluted shares outstanding	42,475	42,464	42,471	42,464

Clipper Realty Inc.

 Consolidated Statements of Cash Flows

 (In thousands)

 (Unaudited)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,321)	$(41,066)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	24,012	22,871
Amortization of deferred financing costs	2,606	1,744
Amortization of deferred costs and intangible assets	463	437
Impairment of long-lived asset	-	33,780
Deferred rent	(674)	106
Stock-based compensation	3,258	3,298
Bad debt expense	(5)	49
Changes in operating assets and liabilities:
Tenant and other receivables	928	(1,235)
Prepaid expenses, other assets and deferred costs	(3,446)	(6,045)
Accounts payable and accrued liabilities	11,121	1,081
Security deposits	250	373
Other liabilities	2,376	214
Net cash provided by operating activities	17,568	16,464

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(8,429)	(30,511)
Proceeds from sale of real estate	-	43,489
Sale and purchase of interest rate caps, net	-	(97)
Net cash (used in) provided by investing activities	(8,429)	12,881

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of mortgage notes	(1,291)	(163,639)
Proceeds from mortgage notes	2,000	169,438
Dividends and distributions	(14,093)	(13,842)
Loan issuance and extinguishment costs	(204)	(2,709)
Net cash (used in) provided by financing activities	(13,588)	(10,752)

Net increase in cash and cash equivalents and restricted cash	(4,449)	18,593
Cash and cash equivalents and restricted cash - beginning of period	58,154	38,052
Cash and cash equivalents and restricted cash - end of period	$53,705	$56,645

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$30,815	$19,896
Restricted cash	27,339	18,156
Total cash and cash equivalents and restricted cash - beginning of period	$58,154	$38,052

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$30,632	$26,052
Restricted cash	23,073	30,593
Total cash and cash equivalents and restricted cash - end of period	$53,705	$56,645

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $0 and $2,780 in 2026 and 2025, respectively	$35,873	$35,675
Non-cash interest capitalized to real estate under development	-	1,913
Additions to investment in real estate included in accounts payable and accrued liabilities	1,697	2,366

Clipper Realty Inc.

 Reconciliation of Non-GAAP Measures

 (In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”), all of which meet the definition of “non-GAAP financial measures” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income (loss) or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income (loss) or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation, acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt, gain on involuntary conversion, gain on termination of lease and non-recurring litigation-related expenses, less recurring capital spending.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income (loss) as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including loan principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Funds from Operations ("FFO")
Net income (loss)	$(5,912)	$(4,607)	$(23,321)	$(41,066)
Real estate depreciation and amortization	8,112	7,997	24,114	22,947
FFO	$2,200	$3,390	$793	$(18,119)

Adjusted Funds from Operations ("AFFO")
FFO	$2,200	$3,390	$793	$(18,119)
Amortization of real estate tax intangible	121	120	361	361
Straight-line rent adjustments	(201)	47	(674)	106
Amortization of debt origination costs	868	830	2,606	1,744
Amortization of LTIP awards	1,086	1,077	3,258	3,298
Transaction pursuit costs	-	10	-	-
Impairment of Long-Lived Assets	-	-	-	33,780
Loss on disposal of long-lived assets	-	172	-	857
Litigation settlement and other	50	-	3,859	26
Recurring capital spending	(11)	(31)	(82)	(100)
AFFO	$4,113	$5,615	$10,121	$21,953
AFFO Per Share/Unit	$0.10	$0.13	$0.24	$0.52

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt and non-recurring litigation-related expenses, less gain on involuntary conversion and gain on termination of lease.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Adjusted EBITDA
Net income (loss)	$(5,912)	$(4,607)	$(23,321)	$(41,066)
Real estate depreciation and amortization	8,112	7,997	24,114	22,947
Amortization of real estate tax intangible	121	120	361	361
Straight-line rent adjustments	(201)	47	(674)	106
Amortization of LTIP awards	1,086	1,077	3,258	3,298
Interest expense, net	15,793	13,320	46,993	36,322
Transaction pursuit costs	-	10	-	-
Impairment of Long-Lived Assets	-	-	-	33,780
Loss on disposal of long-lived assets	-	172	-	857
Litigation settlement and other	50	-	3,859	26
Adjusted EBITDA	$19,049	$18,136	$54,590	$56,631

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition and other costs, transaction pursuit costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases, less gain on termination of lease. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
NOI
Income from operations	$9,881	$8,885	$23,672	$(3,888)
Real estate depreciation and amortization	8,112	7,997	24,114	22,947
General and administrative expenses	4,376	3,697	12,736	11,341
Transaction pursuit costs	-	10	-	-
Amortization of real estate tax intangible	121	120	361	361
Amortization of above- and below-market leases	-	-	-	-
Straight-line rent adjustments	(201)	47	(674)	106
Loss on impairment of long-lived assets	-		-	33,780
Litigation settlement and other	50	-	3,859	26
NOI	$22,339	$20,756	$64,068	$64,673